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                                                                   Exhibit 10.24


                        SECURED RECOURSE PROMISSORY NOTE

$1,200,000                                                 San Diego, California

         1. FUNDAMENTAL PROVISIONS. The following terms will be used as defined terms in this Secured Recourse Promissory Note ("Note"):

                  EFFECTIVE DATE OF THIS NOTE:       April 5, 2001

                  MAKER:                             Charles McKnett

                  HOLDER:                            JNI Corporation

                  PRINCIPAL AMOUNT:                  $1,200,000
                                                     United States Currency

                  INTEREST RATE:                     5% per annum

                  MATURITY DATE:                     April 5, 2002

         2. PROMISE TO PAY. For good and valuable consideration, Maker promises to pay to Holder, or order, the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) ("Principal Amount") with interest at the rate of five percent (5%) per annum ("Interest Rate") on the Principal Amount from the Effective Date of this Note until paid in full in accordance with the terms contained herein.

                  Should any interest not be paid when due, it shall thereafter accrue interest as principal.

                  All payments made by Maker shall be free and clear and without withholding taxes or other charges of any nature. If Maker is required now or hereafter by any law or regulation to make such deduction, Maker shall pay to Holder such additional amounts as may be necessary so that Holder shall receive the full amount hereunder.

         3. PAYMENT SCHEDULE. The Principal Amount and all accrued but unpaid Interest shall be due and payable in full on the Maturity Date. Payment shall be made in lawful money of the United States delivered to JNI Corporation, attn: Gloria Purdy 10945 Vista Sorrento Parkway, San Diego, California 92121, or at such other place as the Holder of this Note may from time to time designate.

         4. EXTENSION OF MATURITY DATE UPON CHANGE OF CONTROL. Upon a Change of Control of Holder (as defined below), the Maturity Date shall be extended until April 5, 2003; PROVIDED that no Event of Default exists at the time the Change of Control occurs; PROVIDED, FURTHER, that this Note shall become immediately due and payable upon the termination of Maker's employment with any successor to Holder pursuant to this section. A "Change of Control" shall be deemed to have occurred if any of the following occurs with respect to
Holder: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of Holder of more than fifty percent (50%) of the voting stock of Holder; (ii) a merger or consolidation in which Holder is a party or (iii) the sale, exchange, or transfer of all or substantially all of the assets of Holder.

         5. DEFAULT INTEREST RATE AND LATE CHARGES. The Maker and Holder agree that, from the nature of the matter, it will be extremely difficult to fix the actual damage, out of pocket expenses and administrative efforts which would accrue to the Holder in the event the Maker should not make payment on or prior to the Maturity Date. The Maker therefore agrees that if the Maker shall fail to pay in full on the Maturity Date (subject to extension as provided in Section 4) any amount of principal, interest, fees or any other amounts due hereunder, Maker shall pay a late payment charge of five percent (5%) of such overdue amount as liquidated damages to compensate the Holder for damage sustained by reason of such late payment. All principal not paid in full by the Maturity Date (subject to extension as provided in Section 4) shall thereafter accrue interest at a rate equal to five percent (5%) per annum in excess of the Interest Rate until the date of payment.


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         6.       PREPAYMENTS. This Note may be prepaid at any time in whole or in part before due without prepayment penalty or premium. Any partial pre-payments shall be applied first to any taxes, attorney fees, late fees, other fees and other charges or expenses then owing, second to unpaid accrued interest, and lastly to unpaid principal.

         7. STOCK PLEDGE AND SECURITY AGREEMENT. This Note is secured by that certain Stock Pledge and Security Agreement, dated as of the date hereof, executed by Maker, as Pledgor, in favor of Holder (the "Stock Pledge Agreement"), with respect to certain pledged collateral as more particularly described in the Stock Pledge Agreement (the "Pledged Collateral"). Reference is hereby made to the Stock Pledge Agreement for a description of the Pledged Collateral and for a description of Holder's rights with respect to the Pledged Collateral.

         8. FULL RECOURSE. Notwithstanding the foregoing, Maker acknowledges that this Note is a full recourse note and that Maker is liable for full payment of this Note without regard to the value at any time or from time to time of the Pledged Collateral. In the event of any Event of Default (as defined below) in the payment of this Note, Holder shall have and may exercise any and all remedies of a secured party under the California Commercial Code, and any other remedies available at law or in equity, with respect to the Pledged Collateral. Maker (i) acknowledges that state or federal securities laws may restrict the public sale of securities, and may require private sales at prices or on terms less favorable to the seller than public sales and (ii) agrees that where Holder, in its sole discretion, determines that a private sale is appropriate, such sale shall be deemed to have been made in a commercially reasonable manner.

         9. EVENT OF DEFAULT. At the option of Holder, it shall be an "Event of Default" hereunder if:

                  a. Maker fails to pay when due any sum payable under this Note; or

                  b. Maker fails to perform any other obligation set forth in this Note or in the Stock Pledge Agreement or an event of default by Maker occurs under the Stock Pledge Agreement (other than the payment of money to Holder) and such failure shall remain unremedied for five (5) consecutive calendar days after written notice thereof shall have been given to Maker; or

                  c. Maker shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any substantial portion of its property, or shall make a general assignment for the benefit of creditors; or Maker shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Bankruptcy Code, as amended or recodified from time to time (the "Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Maker, and such involuntary petition or proceeding is not dismissed within thirty days of its filing or commencement; or Maker shall file an answer admitting the jurisdiction of such a court and the material allegations of any involuntary petition; or Maker shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

                  d. Maker's employment with Holder is terminated for Cause. "Cause" shall mean (i) any act of personal dishonesty taken by Maker in connection with the responsibilities as an employee that is intended to result in substantial personal enrichment of Maker, (ii) the conviction of a felony, or
(iii) a willful act by Maker which constitutes gross misconduct injurious to the Holder.

         10. ACCELERATION. Upon the occurrence of an Event of Default, at the option of Holder, the entire sum of principal, interest, and all other charges due under this Note, shall become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Maker; and holder shall have all rights, powers and remedies available under this Note, all of which rights, powers and remedies may be exercised at any time by holder and from time to time after the occurrence of an Event of Default. All rights, powers and remedies of holder in connection with this Note are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity.


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         11.      COSTS OF COLLECTION. The Maker agrees to pay all costs of
collection when incurred, including attorneys' fees, expenses and any other costs attributable to collection, whether or not suit is filed, and all costs incurred in realizing upon any collateral securing this Note. No extension of the time for the payment of this Note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note of any of the undersigned not a party to such agreement.

         12. NO WAIVER. No delay or omission of Holder in exercising any right or power arising in connection with any Event of Default shall be construed as a waiver or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. Holder may, as its option, in writing, waive any of the conditions herein and no such waiver shall be deemed to be a waiver of Holder's rights hereunder, but rather shall be deemed to have been made in pursuance of this Note and not in modification thereof. No waiver of any Event of Default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent Event of Default.

         13. WAIVER OF NOTICES. Maker, all endorsers and all persons liable or to become liable on this Note waive presentment, protest, demand, notice of protest, dishonor or non-payment of this Note, and any and all other notices or matters of a like nature, consent to any and all renewals and extensions of the time of payment hereto, and agree further that any time and from time to time without notice, the terms of payment hereof may be modified, without in any way affecting the liability of any party to this Note, any endorser, or any person liable or to become liable with respect to any indebtedness evidenced hereby. No single or partial exercise of, or forbearance from exercising, any power hereunder or under any security agreement or other agreement or instrument securing or pertaining to this Note shall preclude other or further exercises thereof or the exercise of any other power. Neither the granting of any extension of time, nor the acceptance or release of any security for this Note, nor the cancellation, modification or invalidity of any document evidencing or securing this Note, nor any delay or omission on the part of the Holder hereof in exercising any right hereunder, shall operate as a waiver of such right or of any other right under this Note to release any Maker or endorser of this Note or general partner of any of the foregoing. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance by the Holder hereof of any payment which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of any default which may then exist or the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express prior written consent of the Holder hereof. The right to plead any and all statutes of limitations as a defense to any demand on this Note, or any agreement to the same, or any instrument securing this Note, or any and all obligations or liabilities arising out of or in connection with this Note, is expressly waived by the Maker and each and every endorser or guarantor, if any, to the fullest extent permitted by law.

         14. PERMISSIBLE INTEREST. In no contingency or event whatsoever, by acceleration or otherwise, shall the amount of interest paid or agreed to be paid to the holder of this Note, its successors or assigns, for the loan, use, forbearance or detention of money exceed the maximum, if any, permissible under applicable law. If, from any circumstances, the Holder, or its successors or assigns, should ever receive as interest an amount that would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note and not the payment of interest. This provision shall control every other provision of this Note and all agreements between Maker and the Holder, and its successors and assigns.

         15. REPRESENTATIONS. Maker represents and warrants that Maker is the lawful title owner of the Pledged Collateral, with authority to execute this Note and the Stock Pledge Agreement.

         16. BENEFIT OF NOTICE; ASSIGNMENT. The provisions of this Note shall bind Maker, its successors, devisees and assigns for the benefit of Holder or its successors, devisees and assignees. This Note may be assigned in whole or in part by Holder, but not Maker, of this Note.

         17. CHOICE OF LAW AND VENUE. This Note shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Pledgor and Holder hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of San Diego, State of California. MAKER AND HOLDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT


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LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER
COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS NOTE. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         18. SEVERABLE PROVISIONS. The provisions of this Note are intended by the Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part hereof.

         19. TIME IS OF THE ESSENCE. Maker agrees that time is strictly of the essence for every provision hereof.

         20. JOINT AND SEVERAL LIABILITY. The obligations of Maker shall be the joint and several obligations of all such persons or entities signing as Maker, and any married person who executes this Note agrees that recourse may be had against his or her separate property for satisfaction of his or her obligations hereunder.

         21. NOTICE. Unless otherwise provided in this Note, all notices or demands by any party relating to this Note or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Maker or to Holder, as the case may be, at its addresses set forth below:

                 If to Maker:                Charles McKnett

                                             ----------------------

                                             ----------------------

                                             ----------------------
                                             FAX:
                                                 ------------------

                 If to Holder:               JNI Corporation
                                             10945 Vista Sorrento Parkway
                                             San Diego, CA 92121
                                             Attn: Gloria Purdy
                                             FAX: (858) 523-7005

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         22. AMENDMENTS IN WRITING, INTEGRATION. This Note cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Note, if any, are merged into this Note.

         IN WITNESS WHEREOF, Maker has executed this Note as of the Effective Date of this Note.



                                               ---------------------------------
                                               Charles McKnett


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